                                  EXHIBIT 99.1

[LOGO]

21 November 2000

Morgan Stanley Aircraft Finance
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington. Delaware 19890
USA

Subject:     AISI Report No.: AOS076BVO
             Sight Unseen Half Life Base Value, Half Life Current Market Value, Adjusted Base Value and Adjusted Current Market Value Appraisal - Sixty One Aircraft and One Spare Engine

Ref:         (a) Morgan Stanley email Messages 20/21 June 2000
             (b) Morgan Stanley email Messages 06/ 19/26/28 July 2000
             (c) Morgan Stanley email Message 09 August 2000
             (d) Morgan Stanley Letter 24 July 2000


Ladies and Gentlemen:

In response to your request, Aircraft Information Services, Inc. (AISI) is pleased to offer Morgan Stanley Aircraft Finance (MSAF) our opinion of the sight unseen half life base value, half life current market value, adjusted base value and adjusted current market value as of 30 September 2000 of sixty one aircraft and one spare engine as defined and listed in reference (a), (b), (c) and (d) data and Table I of this report.

1. METHODOLOGY AND DEFINITIONS

The standard terms of reference for commercial aircraft or engine value are `half-life base market value' and `half-life current market value' of an `average' aircraft or engine. Base value is a theoretical value that assumes a balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft or engine condition. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Aircraft Appraiser.

      Headquarters: 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
          Tel: 949-582-8888 FAX: 949-582-8887 E-MAIL: AISINews@aol.com

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21 November 2000
AISI File No. AOS076BVO
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AISI defines a `base value' as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft or engines in `new' condition, `average half-life' condition, or in a specifically described condition unique to a single aircraft or engine at a specific time. An `average' aircraft or engine is an operable airworthy aircraft or engine in average physical condition and with average accumulated flight hours and cycles, with clear title and, for aircraft, a standard unrestricted certificate of airworthiness and registered in an authority which does not represent a penalty to aircraft value or liquidity; with no damage history and with inventory configuration and level of modification which is normal for the title and, for aircraft, a standard unrestricted certificate of airworthiness and registered in an authority which does not represent a penalty to aircraft value or liquidity; with no damage history and with inventory configuration and level of modification which is normal for the aircraft or engine's intended use and age. AISI assumes average condition unless otherwise specified in this report. `Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval. AISI defines engine `zero time since overhaul' condition to be that of an engine fresh from an engine heavy maintenance shop visit which overhauled all engine modules or all engine compressor and combustor/turbine stages as appropriate, with all life-limited components at half-life. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft or engine, and that transactions involving more than one aircraft or engine are often executed at considerable and highly variable discounts to a single aircraft or engine price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a `current market value', which is synonymous with the older term `fair market value' as that value which reflects the real market conditions, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft or engine condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft or engine is used, the status of supply and demand for the particular aircraft or engine type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft or engine.

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AISI File No. AOS076BVO
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AISI determines an `adjusted market value' by determining the value of known deviations from half-life condition, which may be better or worse than half-life condition, and to account for better or worse than average physical condition, and the inclusion of additional equipment, or absence of standard equipment.

No physical inspection of the Aircraft or Engine or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft.

Given the relatively broad range of values for transactions for an engine type the meaning of `base value' for used engines is open to broad interpretation. Normally base value is derived from historical normalized current market values with manufacturer's list price as a start point, while current market value is deduced directly from recent transactions. For used engines there are seldom sufficient historical transactions to permit the same derivation of engine base values as is possible for aircraft base values. In our opinion the used engine market is will be close to current market values for most engine types. AISI's definitions of engines are as follows:

BARE ENGINE
AISI defines a BARE ENGINE as an engine without accessories, but complete with all engine related air, hydraulic and electrical lines which are not directly part of accessories.

ENGINE ACCESSORIES
AISI defines a BASIC QEC (quick engine change set of equipment) as being composed of two subsets of equipment according to original sources of procurement.

- EBU (engine build up) items which include all accessories, connecting lines, engine mounts, tubes and ducting. When procured from sources other than the airframe manufacturers, these items are referred to as baseline QEC items.

- BFE (buyer furnished equipment) items which include the starter, valves, IDG and hydraulic pump.

Note the above subset definitions are valid for new engines and QEC kits; once the engine and QEC are used, the distinctions between EBU and BFE becomes irrelevant and are referred to collectively as basic QEC.

ENGINE WITH QEC
The engine with basic QEC is often referred to as the "demountable engine" by manufacturers and as a "high neutral QEC" by airlines. The engine plus basic QEC does not include engine inlet cowl, centerbody, nozzle, or plug. There will be some variation in basic QEC inventory from engine type to type, and from position to position.

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21 November 2000
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AISI defines an engine with FULL QEC as a basic QEC engine plus inlet cowl, centerbody, nozzle, and plug. Manufacturers often refer to this configuration as a "fully demountable engine". There will be some variation in full QEC inventory from engine type to type, and from position to position. None of the above descriptions include the thrust reverser, which is valued separately.

2. VALUATION

Adjustments from half life have been applied based on the current maintenance status of the Aircraft as indicated in the Maintenance Detail sheets supplied by the client to AISI and in accordance with standard AISI methods. Adjustments are calculated only where there is sufficient information to do so, or where reasonable assumptions can be made.

With regard to airframe and gear maintenance, if no time between check/overhaul
(TBO) or time since check/overhaul (TSO) information was provided, and if the total hours/cycles of the airframe do not exceed the TBO limits then the total hours/cycles of the airframe were assumed to be the TSO. This was typical of newer aircraft. If no information was provided and if the TSO could not be calculated, then half life was assumed. With regard to the engines, due to the limited information provided, all engines are considered to be in half life condition.

All hours and cycle information provided for airframe, C Check, D Check, and gear have been projected from the Maintenance Detail sheet dates to 30 September 2000 based on a daily utilization factor calculated for each aircraft: Per the clients request, all maintenance work which became due as a result of projecting the hour and cycle information to 30 September 2000 was assumed to have been completed and a new cycle started.

It is our considered opinion that the half life base values, half life current market values, adjusted base values, and adjusted current market values of the Aircraft and Engine as of 30 September 2000 are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

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AISI File No. AOS076BVO
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
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                                                                   Half Life       Half Life         Adjusted        Adjusted
                                                                  Base Value     Current Market     Base Value    Current Market
                                                                                     Value                            Value

                     Serial  Date of                     MTOW      Sep 2000         Sep 2000         Sep 2000        Sep 2000
  No  Aircraft Type  Number Manufacturer  Engine Type    (Lbs)    US Dollars       US Dollars       US Dollars      US Dollars
--------------------------------------------------------------------------------------------------------------------------------
    1  A300-600R      555     Mar-90        PW4158      375,880   $42,350,000      $39,550,000      $42,890,000    $40,090,000
--------------------------------------------------------------------------------------------------------------------------------
    2  A300-600R      625     Mar-92        PW4158      375,890   $47,650,000      $44,450,000      $48,160,000    $44,960,000
--------------------------------------------------------------------------------------------------------------------------------
    3  A310-300       409     Nov-85      JT9D-7R4E1    337,304   $21,150,000      $17,900,000      $21,780,000    $18,530,000
--------------------------------------------------------------------------------------------------------------------------------
    4  A310-300       410     Nov-85      JT9D-7R4E1    337,304   $21,150,000      $17,900,000      $21,870,000    $18,620,000
--------------------------------------------------------------------------------------------------------------------------------
    5  A310-300       437     Jan-87      JT9D-7R4E1    337,304   $25,850,000      $22,400,000      $26,420,000    $22,970,000
--------------------------------------------------------------------------------------------------------------------------------
    6  A320-200       279     Feb-92      CFM56-5A3     169,756   $28,350,000      $28,350,000      $28,110,000    $28,110,000
--------------------------------------------------------------------------------------------------------------------------------
    7  A320-200       393     Feb-93       V2500-A1     166,447   $28,300,000      $28,300,000      $28,450,000    $28,450,000
--------------------------------------------------------------------------------------------------------------------------------
    8  A320-200       414     Mar-93       V2500-A1     166,447   $28,300,000      $28,300,000      $28,220,000    $28,220,000
--------------------------------------------------------------------------------------------------------------------------------
    9  A320-200       397     May-93      CFM56-5A3     169,756   $29,750,000      $29,750,000      $29,790,000    $29,790,000
--------------------------------------------------------------------------------------------------------------------------------
   10  A320-200       446     Oct-93      CFM56-5A3     169,756   $29,750,000      $29,750,000      $29,830,000    $29,830,000
--------------------------------------------------------------------------------------------------------------------------------
   11  A320-200       428     May-94       V2500-A1     169,756   $30,250,000      $30,250,000      $30,730,000    $30,730,000
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   12  A321-100       557     Dec-95       V2530-A5     183,390   $37,820,000      $35,620,000      $38,410,000    $36,210,000
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   13  A321-100       597     May-96       V2530-A5     182,983   $40,440,000      $37,540,000      $40,490,000    $37,590,000
--------------------------------------------------------------------------------------------------------------------------------
   14  A330-300       54      Apr-94       CF6-80E1     473,989   $78,910,000      $72,400,000      $78,530,000    $72,020,000
--------------------------------------------------------------------------------------------------------------------------------
   15  A340-300       94      Mar-95      CFM56-5C3G    566,587   $98,570,000      $78,320,000      $99,790,000    $79,540,000
--------------------------------------------------------------------------------------------------------------------------------
   16  B737-300      23255    Jun-85      CFM56-3B1     135,000   $17,150,000      $17,150,000      $17,120,000    $17,120,000
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   17  B737-300      23256    Jul-85      CFM56-3B1     135,000   $17,150,000      $17,150,000      $17,680,000    $17,680,000
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   18  B737-300      24299    Nov-88      CFM56-3B2     137,000   $19,810,000      $19,810,000      $19,900,000    $19,900,000
--------------------------------------------------------------------------------------------------------------------------------
   19  B737-300      24449    Apr-90      CFM56-3B2     138,500   $21,570,000      $21,570,000      $21,030,000    $21,030,000
--------------------------------------------------------------------------------------------------------------------------------
   20  B737-300      25161    Feb-92      CFM56-3B2     138,500   $23,480,000      $23,480,000      $23,930,000    $23,930,000
--------------------------------------------------------------------------------------------------------------------------------

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AISI File No. AOS076BVO
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--------------------------------------------------------------------------------------------------------------------------------
   21 B737-300       26295    Dec-93      CFM56-3C1     135,000   $24,970,000      $24,970,000      $24,470,000    $24,470,000
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   22 B737-300       26309    Dec-94      CFM56-3B1     135,000   $25,490,000      $25,490,000      $25,120,000    $25,120,000
--------------------------------------------------------------------------------------------------------------------------------
   23 B737-300       27635    May-95      CFM56-3C1     138,500   $28,060,000      $27,930,000      $28,630,000    $28,500,000
--------------------------------------------------------------------------------------------------------------------------------
   24 B737-300F      23811    Sep-87      CFM56-3B2     138,500   $20,670,000      $20,670,000      $20,640,000    $20,640,000
--------------------------------------------------------------------------------------------------------------------------------
   25 B737-300QC     23788    May-87      CFM56-3B2     139,500   $20,720,000      $20,720,000      $20,320,000    $20,320,000
--------------------------------------------------------------------------------------------------------------------------------
   26 B737-400       24234    Oct-88      CFM56-3B2     143,500   $21,590,000      $21,590,000      $21,680,000    $21,680,000
--------------------------------------------------------------------------------------------------------------------------------
   27 B737-400       24707    Jun-91      CFM56-3C1     138,500   $24,600,000      $24,600,000      $24,760,000    $24,760,000
--------------------------------------------------------------------------------------------------------------------------------
   28 B737-400       25371    Jan-92      CFM56-3C1     150,000   $26,320,000      $26,320,000      $25,520,000    $25,520,000
--------------------------------------------------------------------------------------------------------------------------------
   29 B737-400       26279    Feb-92      CFM56-3C1     150,000   $26,320,000      $26,320,000      $26,890,000    $26,890,000
--------------------------------------------------------------------------------------------------------------------------------
   30 B737-400       25104    May-93      CFM56-3C1     143,500   $27,230,000      $27,230,000      $27,980,000    $27,980,000
--------------------------------------------------------------------------------------------------------------------------------
   31 B737-400       25105    Jul-93      CFM56-3C1     143,500   $27,230,000      $27,230,000      $27,340,000    $27,340,000
--------------------------------------------------------------------------------------------------------------------------------
   32 B737-400       26291    Aug-93      CFM56-3C1     150,000   $27,520,000      $27,520,000      $27,040,000    $27,040,000
--------------------------------------------------------------------------------------------------------------------------------
   33 B737-400       26308    Nov-94      CFM56-3C1     130,000   $28,020,000      $28,020,000      $27,940,000    $27,940,000
--------------------------------------------------------------------------------------------------------------------------------
   34 B737-500       25165    Apr-93      CFM56-3B1     121,254   $19,810,000      $19,810,000      $19,200,000    $19,200,000
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   35 B737-500       26304    Sep-94      CFM56-3C1     116,500   $21,800,000      $21,800,000      $21,370,000    $21,370,000
--------------------------------------------------------------------------------------------------------------------------------
   36 B747-300       24106    Apr-88      CF6-80C2B1    833,000   $41,150,000      $23,890,000      $40,290,000    $23,030,000
--------------------------------------------------------------------------------------------------------------------------------
   37 B747-400       24955    Sep-91     RB211-525H2    870,000   $97,310,000      $83,910,000      $96,210,000    $82,810,000
--------------------------------------------------------------------------------------------------------------------------------
   38 B757-200 Etop  23767    Apr-87     RB211-535E4    240,000   $30,000,000      $28,450,000      $29,330,000    $27,780,000
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   39 B757-200 Etop  24260    Dec-88     RB211-535E4    250,000   $32,600,000      $30,900,000      $32,890,000    $31,190,000
--------------------------------------------------------------------------------------------------------------------------------
   40 B757-200 Etop  24367    Feb-89     RB211-535E4    250,000   $34,540,000      $32,690,000      $34,080,000    $32,230,000
--------------------------------------------------------------------------------------------------------------------------------
   41 B757-200 Etop  25044    May-91        PW2040      250,000   $38,860,000      $36,710,000      $39,400,000    $37,250,000
--------------------------------------------------------------------------------------------------------------------------------
   42 B757-200 Etop  24965    Mar-92        PW2040      255,500   $41,190,000      $38,890,000      $41,480,000    $39,180,000
--------------------------------------------------------------------------------------------------------------------------------
   43 B757-200 Etop  26266    Jan-93     RB211-535E4    250,000   $42,600,000      $40,150,000      $42,840,000    $40,390,000
--------------------------------------------------------------------------------------------------------------------------------
   44 B757-200 Etop  26272    Mar-94        PW2037      230,000   $42,850,000      $40,250,000      $43,280,000    $40,680,000
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AISI File No. AOS076BVO
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   45 B757-200 Etop  28160    Jul-96        PW2037      235,000   $47,150,000      $44,250,000      $46,710,000    $43,810,000
--------------------------------------------------------------------------------------------------------------------------------
   46 B767-200ER     23807    Aug-87       CF6-80A2     345,000   $33,360,000      $30,560,000      $33,300,000    $30,500,000
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   47 B767-300ER     24798    Oct-90     CF6-80C2B2F    345,000   $51,550,000      $47,550,000      $51,440,000    $47,440,000
--------------------------------------------------------------------------------------------------------------------------------
   48 B767-300ER     24875    Jun-91      CF6-80C2B6    408,000   $58,960,000      $54,810,000      $59,700,000    $55,550,000
--------------------------------------------------------------------------------------------------------------------------------
   49 B767-300ER     25132    Feb-92     CF6-80C2B6F    407,000   $62,290,000      $57,990,000      $62,320,000    $58,020,000
--------------------------------------------------------------------------------------------------------------------------------
   50 B767-300ER     26256    Apr-93     CF6-80C2B6F    407,000   $65,490,000      $61,040,000      $65,380,000    $60,930,000
--------------------------------------------------------------------------------------------------------------------------------
   51 B767-300ER     26260    Sep-94      CF6-80C2B6    407,000   $68,490,000      $63,890,000      $67,660,000    $63,060,000
--------------------------------------------------------------------------------------------------------------------------------
   52 Fokker 50      20233    Jan-92        PW125B      45,900     $5,580,000       $5,080,000       $5,490,000     $4,990,000
--------------------------------------------------------------------------------------------------------------------------------
   53 Fokker 50      20232    Aug-92        PW125B      45,900     $5,580,000       $5,080,000       $5,500,000     $5,000,000
--------------------------------------------------------------------------------------------------------------------------------
   54 Fokker 70      11564    Dec-95      Tay 620-15    81,000    $11,000,000      $10,000,000      $10,840,000     $9,840,000
--------------------------------------------------------------------------------------------------------------------------------
   55 Fokker 70      11565    Feb-96      Tay 620-15    81,000    $12,500,000      $11,500,000      $12,330,000    $11,330,000
--------------------------------------------------------------------------------------------------------------------------------
   56 Fokker 70      11569    Mar-96      Tay 620-15    81,000    $12,500,000      $11,500,000      $12,330,000    $11,330,000
--------------------------------------------------------------------------------------------------------------------------------
   57 MD-82          49825    Mar-89       JT8D-219     149,500   $18,500,000      $17,500,000      $18,740,000    $17,740,000
--------------------------------------------------------------------------------------------------------------------------------
   58 MD-83          49657    Feb-88       JT8D-219     160,000   $18,350,000      $17,600,000      $18,250,000    $17,500,000
--------------------------------------------------------------------------------------------------------------------------------
   59 MD-83          49822    Dec-88       JT8D-219     160,000   $18,290,000      $17,540,000      $17,950,000    $17,200,000
--------------------------------------------------------------------------------------------------------------------------------
   60 MD-83          49824    Mar-89       JT8D-219     160,000   $19,190,000      $18,440,000      $19,510,000    $18,760,000
--------------------------------------------------------------------------------------------------------------------------------
   61 MD 83          53050    May-90       JT8D-219     149,500   $19,620,000      $18,870,000      $19,110,000    $18,360,000
--------------------------------------------------------------------------------------------------------------------------------
   62 Spare Engine  704279    Jan-95     CF6-80C2B6F    Basic QEC  $5,250,000       $5,250,000       $5,250,000     $5,250,000
--------------------------------------------------------------------------------------------------------------------------------

TOTALS                                                         $1,992,850,000   $1,864,450,000   $1,993,640,000 $1,865,240,000
--------------------------------------------------------------------------------------------------------------------------------

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21 November 2000
AISI File No. AOS076BVO
Page 8


Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft or equipment. AISI has no past, present, or anticipated future interest in the subject aircraft or equipment. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.




Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.


/s/ John D. McNicol

John D. McNicol
VICE PRESIDENT
APPRAISALS AND FORECASTS